UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 5, 2016

Commission File Number 333-204600

Gushen, Inc.

(Exact name of registrant issuer as specified in its charter)

Nevada	47-3413138
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Room 1701-1703, 17/F, The Metropolis Tower,

10 Metropolis Drive, Hung Hom, Kowloon, Hong Kong

(Address of principal executive offices, including zip code)

Registrant’s phone number, including area code

(852) 2665-2273

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

Acquisition of Gushen Credit Limited

On August 5, 2016, Gushen Holding Limited, a wholly-owned subsidiary of Gushen Inc., completed an acquisition of Gushen Credit Limited, a company incorporated in Hong Kong. Gushen Holding Limited acquired One (1) Ordinary share from Mr. Huang Pin Lung, director of Gushen Credit Limited, for a total consideration of $0.13 in cash. The purchase price is determined based on the mutual agreement between Gushen Holding Limited and Gushen Credit Limited, which is believed to be beneficial to both parties. Gushen Holding Limited funded the cash consideration through its own working capital.

Gushen Credit Limited, which was incorporated in June 29, 2015 and granted a Money Lenders License by Hong Kong Licensing Court for a period of 12 months from the 3rd day of December 2015, is allowed to carry on money lending business in Hong Kong. Gushen Credit Limited provides money lending services related to SME financing and mortgage loan.

We believe and hope that the acquired entity can strengthen our support to SME on capital side, and our business can be conducted in a legal and proper way in Hong Kong.

Item 8.01	Other Events

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated in this Item 8.01.

Item 9.01	Financial Statements and Exhibit.

d) Exhibit

Exhibit No.	Description

99.1	Money Lenders License, dated as of December 3, 2015 and issued by Hong Kong Licensing Court

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GUSHEN, INC.
(Name of Registrant)

Date: August 10, 2016	By:	/s/ Huang Pin Lung
	Title:	Chief Executive Officer, President, Secretary, Treasurer, Director (Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer)

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